UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 5, 2002
Date of Report (Date of earliest event reported)

UNION PLANTERS CORPORATION
(Exact name of registrant as specified in charter)

TENNESSEE	1-10160	62-0859007
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

UNION PLANTERS CORPORATION
6200 POPLAR AVE.
MEMPHIS, TENNESSEE 38119
(Address of principal executive offices)

Registrant's telephone number, including area code: (901) 580-6000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On June 4, 2002, Union Planters Bank, N.A. (the "Bank"), a subsidiary of Union Planters Corporation (the "Corporation"), agreed to sell $600 million senior notes due June 15, 2007 under its existing bank note program. The sale is scheduled to close June 7, 2002.

Selected financial data adjusted for the three-for-two stock split. On April 18, 2002, the Corporation's board of directors declared a three-for-two stock split, in the form of a 50% stock dividend, on the shares of the Corporation's common stock. The additional shares will be payable on June 6, 2002 to shareholders of record at the close of business on May 22, 2002. Selected financial data has been adjusted for the first quarter of 2002 and the preceding five years to reflect the impact of this stock split and is included herein as exhibit 99.

Pending Litigation. The Corporation and/or various subsidiaries, including the Bank, are parties to various pending civil actions, all of which are being defended vigorously. Additionally, the Corporation and/or its subsidiaries are parties to various legal proceedings that have arisen in the ordinary course of business. Management is of the opinion, based upon present information including evaluations of outside counsel, that neither the Corporation's financial position, results of operations nor liquidity will be materially affected by the ultimate resolution of pending or threatened legal proceedings.

As previously reported in reports filed by the Corporation with the Securities and Exchange Commission, a complaint was filed in February 2000 by John Connors in the Circuit Court for the Third Judicial Circuit, Madison County, Illinois, naming as defendants Magna Bank (subsequently merged into the Bank), Magna's Chief Executive Officer, its Board of Directors and its outside legal counsel. Magna was acquired by the Corporation on July 1, 1998. The complaint is related to collection efforts by the Bank against the plaintiff on a line of credit and a series of notes. The complaint alleges breach of fiduciary duty by the defendants in failing to dispose of certain collateral in a commercially reasonable manner and interference with plaintiff's contractual and business affairs. The plaintiff is seeking compensatory and punitive damages of over three hundred million dollars. Based on information received to date, the Corporation believes that the claims are without merit and is vigorously defending this action.

The Bank, as successor to Magna Bank, is presently a defendant in various suits filed in Illinois, including two putative class actions related to various trusts owned by SBU, Inc., a Missouri corporation, and SBU of Illinois, Inc., an Illinois corporation (collectively, "SBU"). The trusts were funded with structured settlement proceeds the plaintiffs had received in settlement of accident cases and invested with SBU. Magna Bank served as trustee. The suits are related to losses the plaintiffs incurred after SBU terminated Magna as trustee and moved the trust assets to another corporation designated by SBU. The trust assets were misappropriated after they were transferred by Magna. Plaintiffs have filed several actions naming the Bank, other banks, James Gibson (a principal in both SBU and Flag Finance, a successor trustee designated by SBU), brokerage houses, accounting firms, law firms and individuals, and are seeking compensatory and punitive damages. The Corporation believes that the claims against it are without merit and is vigorously defending the actions.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

    Exhibits

99 Selected financial data adjusted for the three-for-one stock split

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Planters Corporation
Registrant

Date: June 5, 2002	/s/ Bobby L. Doxey
Bobby L. Doxey
Senior Executive Vice President, Chief
Financial Officer and Chief Accounting Officer